UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2009

MONARCH INVESTMENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52754	84-1251553

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 N. Military Trail, Suite 203, Boca Raton, Florida		33431

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 391-6117

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As required by Item 1.02 Form 8-K, Monarch Investment Properties, Inc. (the Company) hereby reports that on April 1, 2009, the Company sent a letter to All American Home Products, LLC terminating the Merger Agreement effective March 19, 2009 as a result of their failure to consummate the merger on or before March 19, 2009.

•	A copy of the Merger Agreement was filed as an exhibit to the Company’s Form 8-K dated December 26, 2007.

•	A copy of Amendment #1 to the Merger Agreement was filed on the Company’s Form 8-K dated May 24, 2008.

•	The Company does not anticipate incurring any termination penalties.

•	All American Home Products, LLC is obligated to pay all of the Company’s costs relating to the Merger Agreement which is approximately $300,000.

•

The Company will pursue all actions available to us to collect the monies due from All American Home Products, LLC, but there can be no assurance that we will be successful or if successful we will be able to collect.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Letter dated April 1, 2009 to All American Home Products, LLC

10.2	Letter dated March 13, 2009 to All American Home Products, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2009

MONARCH INVESTMENT PROPERTIES, INC.

By:	/s/ David Miller

David Miller
Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Letter dated April 1, 2009 to All American Home Products, LLC

10.2	Letter dated March 13, 2009 to All American Home Products, LLC